Exhibit 1.1

EXECUTION COPY

 Underwriting Agreement

25,000,000 Shares(1)

Dollar General Corporation
Common Stock
($0.875 par value)

New York, New York
December 8, 2010

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

KKR Capital Markets LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o KKR Capital Markets LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

The persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 25,000,000 shares of common stock, $0.875 par value (“Common Stock”) of Dollar General Corporation, a corporation organized under the laws of Tennessee (the “Company”) (said shares to be sold by the Selling Stockholders

(1)           Plus an option to purchase from Buck Holdings, L.P. up to 3,750,000 additional Securities.

collectively being hereinafter called the “Underwritten Securities”).  Buck Holdings, L.P. also proposes to grant to the Underwriters an option to purchase up to 3,750,000 additional shares of Common Stock (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 21 hereof.

1.             Representations and Warranties.

(i)            The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-165800) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of a number of classes and series of securities, including the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

The Company will provide you a Canadian “wrap-around” (the “Canadian Offering Memorandum”) for use in distribution of the Preliminary Prospectus and the Prospectus to Canadian Persons.  Insofar as they relate to offers or sales of Securities in Canada, all references herein to the Preliminary Prospectus and the Prospectus shall include the Canadian Offering Memorandum.

(b)           On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that  the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each Issuer Free Writing Prospectus (including without limitation, any road show that is a free writing prospectus under Rule 433) when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  Neither the Company nor any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities before the filing of the Registration Statement, whether or not in reliance on the exemption in Rule 163.

(e)           The Company was not and is not an Ineligible Issuer (as defined in Rule 405) as of the relevant date of determination specified in Rule 405 without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)           Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as an entity in good standing (to the extent that such concept is applicable to a particular jurisdiction) under the laws of the jurisdiction in which it is incorporated or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(i)            All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus and except, in the case of any foreign subsidiary, for directors’ qualifying shares, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any claims, liens or encumbrances, other than any claims, liens or encumbrances arising under the Company’s Credit Agreement and ABL Credit Agreement, each dated as of July 6, 2007 (each, as amended).

(j)            There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required in all material respects; and the statements in the Preliminary Prospectus and the Prospectus under the headings “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” and “Description of Capital Stock—Tennessee Anti-Takeover Statutes” and the statements in Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2010 insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(k)           This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and such other approvals as have been obtained.

(n)           Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), where such conflict, breach, violation or imposition would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(o)           No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as described in the Disclosure Package and the Prospectus or except, with respect to certain piggyback registration rights which have been granted to certain employees, as have been waived or satisfied in connection with the offering of the Securities.

(p)           The consolidated historical financial statements and schedules, if any, of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data set forth under the captions “Summary Historical Financial and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, in all material respects, the information included therein.  The pro forma financial statements incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement.  The pro forma financial statements incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form, in all material respects, with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(q)           Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r)            Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(s)            Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violation or default, as the case may be, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)            Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules, if any, included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u)           There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(v)           The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(w)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)           The Company and each of its subsidiaries self insures, or maintains insurance covering, its properties, operations, personnel and businesses as the Company deems adequate and customary for companies engaged in similar businesses and all such policies are in full force and effect in all material respects, except where a failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)           Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for the failure to possess any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(z)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of January 29, 2010, the last date as of which such controls were evaluated, the Company and its subsidiaries’ internal controls over financial reporting were effective and there were no changes to the Company and its subsidiaries’ internal control over financial reporting during the quarters ended April 30, 2010, July 30, 2010 and October 29, 2010 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aa)         The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures were effective as of October 29, 2010, and there have been no changes in such disclosure controls and procedures since October 29, 2010.

(bb)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)         Except for such matters that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(dd)         Neither the Company nor any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)         Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, and since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, in each case except as described in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)          The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except such exceptions as are described in the Disclosure Package and the Prospectus or as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(gg)         The Company and each of its subsidiaries own, license, possess or can acquire on reasonable terms all adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Disclosure Package and the Prospectus as being owned by the Company and its subsidiaries and necessary for the conduct of their business, except as such would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries are not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company or its subsidiaries with respect to the foregoing which, if determined adversely to the Company or its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(hh)         The Securities have been listed and admitted and authorized for trading on the New York Stock Exchange.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)           Except with respect to Section 1(ii)(g) which does not apply to Buck Holdings, L.P., each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a)           Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)           Certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized (if applicable), executed and delivered by such Selling Stockholder or its attorney-in-fact in the form heretofore furnished to you (the “Custody Agreement”) with Wells Fargo Shareowner Services, as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such Securities, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(c)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(d)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and the Exchange Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and such other approvals as have been obtained.

(e)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the organizational documents of such Selling Stockholder if such Selling Stockholder is not a natural person, (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound or (iii) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(f)            In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(f) of this Section, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of its name and any information relating to its holdings of Common Stock.

(g)           The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $29.463 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Buck Holdings, L.P. hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,750,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to Buck Holdings, L.P. setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by Buck Holdings, L.P. is set forth in Schedule II hereto.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on December 14, 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, Buck Holdings, L.P. will deliver the Option Securities (at its expense) to the Representatives, at 388 Greenwich Street, New York, New York,  on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Buck Holdings, L.P. by wire transfer payable in same-day funds to the accounts specified by Buck Holdings, L.P. If settlement for the Option Securities occurs after the Closing Date, Buck Holdings, L.P. will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(i)            The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement which shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) promptly after it receives notice thereof, of the time when any amendment to the Registration Statement shall have been filed or become effective, (iii) promptly after it receives notice thereof, of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required  by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Stock (including pursuant to restricted stock awards, restricted stock units and upon the exercise of options) and grant equity-based awards pursuant to any employee stock option plan, employee stock incentive plan, employee stock ownership plan or employee dividend reinvestment plan of the Company in effect at the Execution Time or described in the Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) file a registration statement or amendment to a registration statement on Form S-8. Notwithstanding the foregoing and to the extent that NASD Conduct Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Rule 472(f)(4) of the New York Stock Exchange remains in effect or a successor rule or regulation of FINRA or the New York Stock Exchange would otherwise restrict any Underwriter from publishing or otherwise distributing a research report or making a public appearance concerning the Company in connection with the expiration of the 90-day restricted period (without giving effect to any exception thereof), if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or announces material news or a material event, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 15-day period following the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.  The Company will provide each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, each Selling Stockholder, Buck Holdings, L.P. and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(o) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)            The Company and the Selling Stockholders agree that (1) the Company will pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) to the extent applicable, the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities (except as contemplated by Section 3 hereof); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) to the extent applicable, the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification and in connection with the preparation of the Blue Sky Survey and any supplement thereto); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided, however, that the Underwriters shall be responsible for 50% of the equivalent third party costs of any private aircraft, if any, incurred by or on behalf of the Company in connection with such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder that are not otherwise specifically provided for in this Section and (2) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of separate counsel retained by such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel (other than fees and expenses specified in this subsection (i)), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, including, for the avoidance of doubt, the cost of aircraft as specified in clause (viii) of this subsection (i).

(j)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(ii)           Except with respect to Section 5(ii)(e) which does not apply to Buck Holdings, L.P., each Selling Stockholder agrees, severally and not jointly, with the several Underwriters that:

(a)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event relating to such Selling Stockholder occurs as a result of which the information specifically provided by the Selling Stockholder in writing for inclusion in the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, such Selling Stockholder promptly will notify the Representatives and the Company of any such event.

(c)           Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(d)           Such Selling Stockholder will comply with the agreement contained in Section 5(i)(i).

(e)           Such Selling Stockholder will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the foregoing shall not apply to transactions relating to (a) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) if the Selling Stockholder is an individual, (A) to an immediate family member or a trust formed for the benefit of an immediate family member or (B) by bona fide gift, will or intestacy, (ii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) any distribution or dividend to equity holders of the undersigned as part of a distribution or dividend by the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase shares of Common Stock or the receipt of shares of Common Stock upon the vesting of restricted stock awards in each case pursuant to employee benefit plans disclosed in the Prospectus and the related transfer of shares of Common Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock under such restricted stock awards; or (c) transfers of Common Stock to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that in the case of any transfer or distribution pursuant to clause (a), each donee, heir, beneficiary or other transferee or distributee shall sign and deliver a lock-up letter in the form of Exhibit A hereto; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), that the undersigned provides at least two business days’ prior written notice to each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC if the undersigned or the recipient is required to, or intends to voluntarily, file a report under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock during the 90-day period referred to above.  For purposes of this Section 5(ii)(e), “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin. Notwithstanding the foregoing and to the extent that NASD Conduct Rule 2711(f)(4) of FINRA or Rule 472(f)(4) of the New York Stock Exchange remains in effect or a successor rule or regulation of FINRA or the New York Stock Exchange would otherwise restrict any Underwriter from publishing or otherwise distributing a research report or making a public appearance concerning the Company in connection with the expiration of the 90-day restricted period (without giving effect to any exception thereof), if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or announces material news or a material event, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 15-day period following the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and with respect to the Company and Buck Holdings, L.P. only, any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, Buck Holdings, L.P. and the other Selling Stockholders of their respective obligations hereunder and to the following additional conditions, it being understood that with respect to any settlement date pursuant to Section 3 hereof with respect to Option Securities, such additional conditions shall only apply to the Company and Buck Holdings, L.P. and not to any other Selling Stockholder:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused  Simpson Thacher & Bartlett LLP, counsel for the Company and certain of the Selling Stockholders, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the forms set forth in Exhibits B-1 and B-2 hereto.

(c)           The Company shall have requested and caused  Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special Tennessee counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C hereto.

(d)           Selling Stockholders selling at least 98% of the Securities to be sold pursuant to this Agreement and, in any event any Selling Stockholder selling shares of Common Stock for gross proceeds in excess of $650,000, shall have requested and caused their respective counsel as indicated in Schedule II hereto to have furnished to the Representatives their opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B-1 hereto (in the case of Selling Stockholders represented by Simpson Thacher & Bartlett LLP) or Exhibit D hereto (in the case of any other Selling Stockholder).

(e)           The Company shall have requested and caused  Susan S. Lanigan, the General Counsel of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit E hereto

(f)            The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman & Chief Executive Officer and the Executive Vice President & Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i)            the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h)           Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, or appropriate representative of such Selling Stockholder, or by a power of attorney on behalf of the Selling Stockholder, dated the Closing Date, reasonably satisfactory to the Representatives that the representations and warranties of such Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of such Selling Stockholder in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date to the same effect as if made on the Closing Date and as to the performance by such Selling Stockholder of all of its obligations hereunder to be performed at or prior to the Closing Date.

(i)            The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives at the Execution Time a letter dated as of the Execution Time in the form attached hereto as Annex I and at the Closing Date and any settlement date pursuant to Section 3 hereof, a letter, dated as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(j)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            The Custody Agreement of each Selling Stockholder shall have been duly authorized (if applicable), executed and delivered by such Selling Stockholder or its attorney-in-fact and is a valid and binding agreement of such Selling Stockholder.

(m)          Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n)           On or prior to the Execution Time, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(o)           At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed on Schedule IV hereto and Buck Holdings, L.P. addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, at One New York Plaza, New York, NY 10004, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(i) and 8 hereof.  If the

Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

8.     Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder, the directors, officers, employees and agents of each Underwriter and each Selling Stockholder and each person who controls any Underwriter or any Selling Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity,  it being understood that the only such information provided by any such Selling Stockholder is its name and any information relating to its holdings of shares of Common Stock.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the second, third and fourth sentences of the fifth paragraph  and (C) the ninth, tenth and eleventh paragraphs in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the

New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; the Goldman, Sachs & Co. Registration Department, at 200 West Street, New York, New York 10282, Attention: Registration Department (tel. no.: (866) 471-2526); and KKR Capital Markets LLC (fax no.: (212) 271-9943) and confirmed to KKR Capital Markets LLC, at 9 West 57th Street, New York, New York 10019; with a copy for information purposes to Valerie Ford Jacob, Esq. (fax no.: (212) 859-4000) and confirmed to Fried, Frank, Harris, Shriver & Jacobson LLP, at One New York Plaza, New York, New York 10004, Attention: Valerie Ford Jacob, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to Susan S. Lanigan, Esq. (fax no.: (615) 855-5517) and confirmed to it at Dollar General Corporation, at 100 Mission Ridge, Goodlettsville, Tennessee 37072, attention of Susan S. Lanigan, Esq., with a copy for information purposes to Joseph H. Kaufman, Esq. (fax no.: (212) 455-2502) and confirmed to Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017-3954, attention of Joseph H. Kaufman, Esq.; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

15.           Patriot Act Notice.   In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

16.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.           Waiver of Jury Trial. The Company, each of the Underwriters and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Person” shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(i)(a) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

22.          Canada.  Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

23.          Allocation of Selling Stockholder Shares.  Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Underwritten Securities being sold by a Selling Stockholder, the Underwritten Securities being sold to such Underwriter shall not include any shares of Common Stock attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

Dollar General Corporation

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

Buck Holdings, L.P.

By:	Buck Holdings, LLC, its General Partner

By:	/s/ Michael M. Calbert
	Name:	Michael M. Calbert
	Title:	Manager

Christine Connolly, as attorney-in-fact for the Selling Stockholders listed on Schedule II other than Buck Holdings, L.P.

By:	/s/ Christine Connolly
	Name:	Christine Connolly
	Title:	Attorney-In-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Goldman, Sachs & Co. KKR Capital Markets LLC

By:	Citigroup Global Markets Inc.

By:	/s/ Steven Pearlman
	Name:	Steven Pearlman
	Title:	Managing Director

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	KKR Capital Markets LLC

By:	/s/ Craig Farr
	Name:	Craig Farr
	Title:	CFO

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.	5,666,667
Goldman, Sachs & Co.	5,666,667
KKR Capital Markets LLC	5,666,666
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
J.P. Morgan Securities LLC	2,500,000
Barclays Capital Inc.	1,250,000
Sanford C. Bernstein & Co., LLC	500,000
China International Capital Corporation Hong Kong Securities Limited	500,000
Deutsche Bank Securities Inc.	500,000
HSBC Securities (USA) Inc.	250,000
Total	25,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None.

SCHEDULE IV

Raj Agrawal

Michael M. Calbert

Adrian Jones

Warren F. Bryant

William C. Rhodes, III

David B. Rickard

Richard W. Dreiling

David M. Tehle

Kathleen R. Guion

Todd J. Vasos

Susan S. Lanigan

Anita C. Elliott

John W. Flanigan

Robert D. Ravener

[Form of Lock-Up Agreement]	EXHIBIT A

Dollar General Corporation
Public Offering of Common Stock

, 2010

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

KKR Capital Markets LLC

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o KKR Capital Markets LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Dollar General Corporation, a Tennessee corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock of the Company (the “Common Stock”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC.

The foregoing sentence shall not apply to transactions relating to (a) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) if the undersigned is an individual, (A) to an immediate family member or a trust formed for the benefit of an immediate family member or (B) by bona fide gift, will or intestacy, (ii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) any distribution or dividend to equity holders of the undersigned as part of a distribution or dividend by the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase shares of Common Stock or the receipt of shares of Common Stock upon the vesting of restricted stock awards in each case pursuant to employee benefit plans disclosed in the Prospectus and the related transfer of shares of Common Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock under such restricted stock awards; or (c) transfers of Common Stock to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that in the case of any transfer or distribution pursuant to clause (a), each donee, heir, beneficiary or other transferee or distributee shall sign and deliver a lock-up letter in the form of this letter; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), that the undersigned provides at least two business days’ prior written notice to each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC if the undersigned or the recipient is required to, or intends to voluntarily, file a report under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock during the 90-day period referred to above.  For purposes of this paragraph, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin.

To the extent that NASD Conduct Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Rule 472(f)(4) of the New York Stock Exchange remains in effect or a successor rule or regulation of FINRA or the New York Stock Exchange would otherwise restrict any Underwriter from publishing or otherwise distributing a research report or making a public appearance concerning the Company in

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connection with the expiration of the 90-day restricted period (without giving effect to any exception thereof), if (i) the Company issues an earnings release or announces material news or a material event, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 15-day period following the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

[Notwithstanding anything herein to the contrary, (i) the undersigned and its affiliates (including, to the extent applicable, Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC and their respective affiliates, Citigroup Global Markets Inc. and its affiliates and KKR Capital Markets LLC and its affiliates) may engage in investment advisory, investment company, financial advisory, financing, asset management and other similar activities conducted in the ordinary course of its and its affiliates’ business and (ii) to the extent applicable, Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC and their respective affiliates and Citigroup Global Markets Inc. and its affiliates may engage in brokerage, anti-raid advisory, merger advisory, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that this sentence shall have no application with respect to Common Stock held by Buck Holdings, L.P. at the time of the completion of the underwritten public offering referred to above, whether or not such Common Stock is subsequently held by Buck Holdings, L.P. or is transferred, sold or otherwise not held by Buck Holdings, L.P.](2)

[Notwithstanding anything herein to the contrary, to the extent KKR Capital Markets LLC or its affiliates are deemed to be an affiliate of the undersigned or in privity with the undersigned or any affiliate of the undersigned, KKR Capital Markets LLC and its affiliates may engage in investment advisory, investment company, financial advisory, financing, asset management, and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that this sentence shall have no application with respect to Common Stock held by Buck Holdings, L.P. at the time of the completion of the underwritten public offering referred to above, whether or not such Common Stock is subsequently held by Buck Holdings, L.P. or is transferred, sold or otherwise not held by Buck Holdings, L.P.; provided further that this sentence shall have no application to Common Stock held by the undersigned in his individual capacity during the lock-up period.](3)

(2)  To be included in Buck Holdings, L.P.’s lock-up and any lock-up signed in connection with the transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by Buck Holdings to an affiliate or as part of a distribution or dividend to Buck Holdings’ equity holders.

(3)  To be included in the lock-up signed by Michael M. Calbert and Raj Agrawal.

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[Notwithstanding anything herein to the contrary, to the extent Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC or their respective affiliates are deemed to be an affiliate of the undersigned or in privity with the undersigned or any affiliate of the undersigned, Goldman, Sachs & Co., Spear, Leeds & Kellogg LLC and their respective affiliates may engage in investment advisory, investment company, financial advisory, financing, asset management, brokerage, anti-raid advisory, merger advisory, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that this sentence shall have no application with respect to Common Stock held by Buck Holdings, L.P. at the time of the completion of the underwritten public offering referred to above, whether or not such Common Stock is subsequently held by Buck Holdings, L.P. or is transferred, sold or otherwise not held by Buck Holdings, L.P.; provided further that this sentence shall have no application to Common Stock held by the undersigned in his individual capacity during the lock-up period.](4)

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature]

[Name and address]

(4)  To be included in the lock-up signed by Adrian Jones.

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